EXHIBIT 99.1

SECOND AMENDMENT TO OUTDOOR CHANNEL HOLDINGS, INC.

THOMAS D. ALLEN EMPLOYMENT AGREEMENT

This Second Amendment (the “Amendment”) is entered into as of February 7, 2012 by and between Outdoor Channel Holdings, Inc. (the “Company”) and Thomas D. Allen (the “Executive”). Capitalized terms used herein which are not defined herein shall have the definitions ascribed to them in that certain Employment Agreement dated as of July 16, 2010 by and between the Company and the Executive, as amended through December 13, 2011 (the “Agreement”).

WHEREAS, the Company and Executive desire to amend certain provisions of the Agreement;

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Amendment, the parties hereby agree as follows:

1. Amendment to the Agreement. The parties hereby agree to amend the Agreement as set forth below:

1.1 The following provision is hereby added as the second sentence of Section 1(a) of the Agreement:

"(a) Commencing on February 1, 2012 (the “Promotion Date”), Executive agrees to serve as Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company.”

1.1 The phrase “(which approval will not be unreasonably withheld)” is hereby deleted in its entirety from the second sentence in Section 1(b) of the Agreement.

1.2 Section 3 is hereby deleted and replaced in its entirety with the following:

“3. Term of Agreement. This Agreement will have an initial term commencing on the Effective Date and ending on December 31, 2014 (the “Term”). This Agreement may be renewed on mutually agreed terms. If both parties agree to move forward with negotiating a renewal, the parties shall do so in good faith for the period commencing on the date that is sixty (60) days prior to the expiration of the Term. If this Agreement is not renewed, the Agreement will expire without further action of the parties and Executive shall be entitled to receive only the benefits set forth in the first sentence of Section 8.

1.3 The following provision is hereby added as the second sentence of Section 4(a) of the Agreement:

“Commencing on the Promotion Date, the Company will pay Executive a Base Salary of $400,000 as compensation for his services.”

1.4 The following provision is hereby added as a new paragraph at the end of Section 4(c) of the Agreement:

“Executive shall be granted an additional 75,000 shares of restricted stock of the Company (the “Additional Restricted Stock”) on February 7, 2012. The Additional Restricted Stock will be granted under and subject to the terms, definitions and provisions of the Plan. The Additional Restricted Stock shall vest as follows: (i) In 2012, 20,000 shares shall vest in four equal quarterly installments of 5,000 shares each, beginning on March 31, 2012, such that the full 20,000 shares shall have vested on December 31, 2012; (ii) In 2013, 25,000 shares shall vest in equal quarterly installments of 6,250 each, beginning on March 31, 2013, such that the full 25,000 shares shall have vested on December 31, 2013; and (iii) In 2014, 30,000 shares shall vest in equal quarterly installments of 7,500 shares each, beginning on March 31, 2014, such that the entire 30,000 shares shall have vested on December 31, 2014. Except as provided in this Agreement, the Additional Restricted Stock will be subject to the Company’s standard terms and conditions for restricted share grants under the Plan.”

1.5 Sections 8(b) and 8(c) are hereby deleted and replaced in their entirety with the following:

"(b) any unpaid, but earned and accrued annual incentive (including specifically, for any fiscal year completed prior to the effective date of termination and for the calendar year ending on the expiration of the Term, as applicable);

(c) pay for any accrued but unused vacation/paid time-off;”

1.6 Section 9(a)(i) is hereby deleted and replaced in its entirety with the following:

"(i) Severance Payment. For a period of twelve (12) months following the date of such termination, Executive will receive equal installments of Executive’s monthly Base Salary, then in effect (less applicable withholding taxes), resulting in an aggregate severance payment equal to one year’s Base Salary (less applicable withholding taxes). If the date of termination occurs on or after July 1, Executive shall also be entitled to receive a pro-rata bonus for the year, based on good faith estimations of the achievement of performance goals on the date of termination, such bonus to be paid on the date of termination.”

1.7 Section 9(b)(i) is hereby deleted and replaced in its entirety with the following:

"(i) Severance Payment. For a period of eighteen (18) months following the date of such termination, Executive will receive equal installments of Executive’s monthly Base Salary, then in effect, (less applicable withholding taxes), resulting in an aggregate severance payment of eighteen (18) months’ Base Salary (less applicable withholding taxes). In addition, Executive shall receive an amount equal to Executive’s full Target Annual Incentive for the year, assuming full attainment of all performance goals, such bonus to be paid on the date of termination.”

1.8 Section 9(d)(iii) is hereby deleted in its entirety.

1.9 Section 12(a)(ii) is hereby deleted and replaced in its entirety with the following:

"(ii) Any material act of personal dishonesty taken by Executive in connection with his responsibilities as an employee of the Company.”

1.10 The phrase “with Executive’s own attorney” is hereby deleted from the first sentence of the second paragraph in Section 12(a)(viii).

1.11 Section 12(d)(ii) is hereby deleted and replaced in its entirety with the following:

"(ii) in the event of either (i) the expiration, and non-renewal of Term or (ii) a termination of the Executive’s employment for any other reason, the “Continuance Period,” if any, will mean either the one (1) year or two (2) year period elected by the Company and for which the Company agrees to pay Executive, subject to the requirement to delay certain payments in Section 26, continued Base Salary and Target Annual Incentive for the appropriate period. The Company may elect to not impose any such Continuance Period in its sole discretion, but if it does wish to impose a Continuance Period, it must make the one (1) year or two (2) year election, as applicable, within ten (10) business days (i) following the election of the Company or Executive to not renew the Employment Term or (ii) following the Executive’s termination of employment.”

1.12 Section 12(f)(iii) is hereby deleted and replaced in its entirety with the following:

"(iii) The relocation of Executive to a facility or location more than fifty (50) miles from his primary place of employment, excluding specifically, relocation to Los Angeles, Irvine or San Diego.”

1.13 The following provision is hereby added as a new paragraph at the end of Section 2 of the Release of Claims Agreement, attached to the Agreement as Exhibit B:

“The Executive acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Executive, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.”

2. Effect of Amendment. Except as expressly modified by this Amendment, the Agreement shall remain unmodified and in full force and effect.

3. Miscellaneous Provisions.

3.1 Governing Law and Arbitration. This Agreement will be governed by the laws of the state of California without regard for choice of law provisions of any state or other jurisdiction. The Parties agree that any and all disputes arising out of the terms of this Amendment will be subject to binding arbitration. In the event of a dispute, the parties (or their legal representatives) will promptly confer to select a Single Arbitrator mutually acceptable to both parties. If the parties cannot agree on an Arbitrator, then the moving party may file a Demand for Arbitration with the American Arbitration Association (“AAA”) in California, who will be selected and appointed consistent with the AAA-Employment Dispute Resolution Rules, except that such Arbitrator must have the qualifications set forth in this paragraph. Any arbitration will be conducted in a manner consistent with AAA National Rules for the Resolution of Employment Disputes, supplemented by the California Rules of Civil Procedure. The Parties further agree that the prevailing party in any arbitration will be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. This paragraph will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Executive’s obligations under this Amendment.

3.2 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by a duly authorized officer, as of the day and year written below.

COMPANY:

OUTDOOR CHANNEL HOLDINGS, INC.

/s/ Perry T. Massie	Date: February 7, 2012

By: Perry T. Massie Its: Chairman of the Company
EXECUTIVE:
/s/ Thomas D. Allen	Date: February 7, 2012

THOMAS D. ALLEN

[SIGNATURE PAGE TO SECOND AMENDMENT TO
THOMAS D. ALLEN EMPLOYMENT AGREEMENT]